Exhibit 99.1

PRESS RELEASE                           SOURCE: WPCS International Incorporated


             WPCS Reports Revenue Growth and Bottom-Line Improvement

                       Company Reiterates FY2006 Guidance

EXTON, PA -- (PR Newswire-First Call) - July 29, 2005 - NASDAQ: WPCS - News) WPCS International Incorporated (WPCS), a leader in wireless infrastructure services and specialty communication systems, has reported its financial results for the fiscal year ended April 30, 2005. For the year ended April 30, 2005, WPCS reported total revenue of approximately $40.1 million compared to $22.1 million for the same period a year ago, which represents an increase of approximately 82%. For the fourth quarter of FY2005, WPCS reported revenue of approximately $11.1 million compared to $8.2 million for the same period a year ago which represents an increase of approximately 36%. For the year ended April 30, 2005, the reported net loss was approximately $85,000 or $0.03 per share. For the same period last year, the reported net loss was $124,000 or $0.08 per share. As of April 30, 2005, WPCS reported approximately $20.4 million in shareholder equity compared to $11.3 million for the same period a year ago, which represents an increase of approximately 80%. For the fourth quarter of FY2005, the reported net loss was approximately $296,000 or $0.08 per share. For the same period last year, the reported net income was $310,000 or $0.16 per share.


Andrew Hidalgo, CEO of WPCS International Incorporated, commented: "Although our net loss improved over the prior fiscal year, management is not satisfied with these results. WPCS managed over 800 projects in FY2005 and if it were not for an increase in costs of $1.2 million in five specific projects we would have had a much better earnings year. In direct response to these additional costs, we have focused on improving our project management effort by providing advanced training and recruiting more experienced project managers and project engineers. Managing our rapid growth has been a challenge but we are now well positioned from an engineering resource perspective. For the new fiscal year ending April 30, 2006, we maintain our earlier guidance of $48 million in revenue, $2.4 million in net income and $0.58 earnings per share.


Mr. Hidalgo continued, "FY2005 was a year in which WPCS accomplished many significant milestones. We began trading on the NASDAQ, raised $10 million in capital, concluded our fifth acquisition, initiated a new credit facility for future growth and established cross subsidiary selling strategies. As mentioned earlier, we have not only improved the caliber of our engineering staff but with the additional resources added in FY2005, we have been able to further reduce our dependency on subcontractors which should improve our gross margin. Additional milestones include moving the entire company to one accounting platform and consolidating our business insurance programs. Today, the wireless market is experiencing rapid and intense growth and WPCS is positioned as an engineering leader with the diversity to deploy all variations of wireless infrastructure including two-way, cellular, Wi-Fi, fixed wireless, RFID and the new WiMAX technology. With a growing backlog of $22 million and submitted bids of $40 million, the management team at WPCS anticipates a successful FY2006."


About WPCS International Incorporated:

WPCS International Incorporated is an engineering company that focuses on the implementation requirements of wireless technology and specialty communication systems. The company provides a range of services including site design, product integration, security, structured cabling, construction and product management. The company has an extensive customer base that includes many major corporations, government entities and educational institutions. For more information, please visit our website at www.wpcs.com.

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties and are subject to change at any time. The company's actual results could differ materially from expected results. In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward-looking statements.
-----------------------------------------------------------
Contact:
Heather Tocket / Investor Relations
WPCS International Incorporated
610-903-0400 x-102
ir@wpcs.com

                WPCS INTERNATIONAL INCORPORATED. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                             Year Ended                           Three Months Ended
                                                             April 30,                                April 30,
                                                       2005               2004                 2005                2004
                                                 -----------------    --------------      ----------------    ---------------
                                                                       (Note 1, 2)                             (Note 1, 2)

REVENUE                                               $40,148,233       $22,076,246           $11,132,837         $8,201,630
                                                 -----------------    --------------      ----------------    ---------------

COSTS AND EXPENSES:

     Cost of revenue                                   32,445,470        17,286,099             9,008,148          7,571,098
     Selling, general and administrative
     expenses                                           7,028,850         4,441,776             2,271,896            115,658

     Depreciation and amortization                        682,397           382,510               251,959            128,296
                                                 -----------------    --------------      ----------------    ---------------


        Total costs and expenses                       40,156,717        22,110,385            11,532,003          7,815,052
                                                 -----------------    --------------      ----------------    ---------------


OPERATING (LOSS) INCOME                                    (8,484)          (34,139)             (399,166)           386,578

OTHER EXPENSE:

     Interest expense                                      24,702            14,048                 6,077              4,638
                                                 -----------------    --------------      ----------------    ---------------


(LOSS) INCOME BEFORE INCOME TAX PROVISION                 (33,186)          (48,187)             (405,243)           381,940


Income tax provision (benefit)                             52,096            76,000              (109,640)            71,800
                                                 -----------------    --------------      ----------------    ---------------

NET (LOSS) INCOME                                $        (85,282)    $    (124,187)      $      (295,603)    $      310,140
                                                 =================    ==============      ================    ===============

Basic net (loss) income per common share         $          (0.03)    $       (0.08)      $         (0.08)    $         0.18
                                                 =================    ==============      ================    ===============

Diluted net (loss) income per common share       $          (0.03)    $       (0.08)      $         (0.08)    $         0.16
                                                 =================    ==============      ================    ===============

Weighted average common shares outstanding:

            Basic                                       2,679,529         1,521,697             3,821,385          1,697,154

            Diluted                                     2,679,529         1,521,697             3,821,385          1,945,246

                WPCS INTERNATIONAL INCORPORATED. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                          APRIL 30,             APRIL 30,
                                      ASSETS                                               2005                   2004
                                                                                    ------------------    -------------------

CURRENT ASSETS:
         Cash and cash equivalents                                                 $          989,252     $        1,984,636

         Accounts receivable, net                                                           9,907,316              5,909,879
         Costs and estimated earnings in excess of billings on uncompleted
         contracts                                                                            908,955              2,123,031

         Inventory                                                                            885,624                104,799

         Prepaid expenses and other current assets                                            536,331                264,076

         Deferred income taxes                                                                112,000                 60,000
                                                                                    ------------------    -------------------
            Total current assets
                                                                                           13,339,478             10,446,421


PROPERTY AND EQUIPMENT, net                                                                 1,560,271              1,005,760


CUSTOMER LISTS                                                                              1,158,388                603,333


GOODWILL                                                                                   13,961,642              8,681,870


OTHER ASSETS                                                                                  156,932                144,713
                                                                                    ------------------    -------------------

            Total assets                                                            $      30,176,711     $       20,882,097
                                                                                    ==================    ===================

                WPCS INTERNATIONAL INCORPORATED. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                       APRIL 30,              APRIL 30,
                              LIABILITIES AND SHAREHOLDERS' EQUITY                       2005                   2004
                                                                                  -------------------    -------------------
                                                                                                               (Note 1)
CURRENT LIABILITIES:
       Borrowings under lines of credit                                           $          382,281            $   551,000

       Current maturities of capital lease obligation                                          2,073                  2,534

       Current maturities of loans payable                                                   187,420                 94,056

       Accounts payable and accrued expenses                                               5,338,813              4,732,200

       Billings in excess of costs and estimated earnings on uncompleted contracts         1,204,491              2,162,452

       Due to shareholders                                                                   915,290                 88,157

       Income taxes payable                                                                   24,790                223,753

       Deferred income taxes                                                                 139,000                196,100
                                                                                  -------------------    -------------------
          Total current liabilities
                                                                                           8,194,158              8,050,252


Capital lease obligation, net of current portion                                                   -                  2,073

Loans payable, net of current portion                                                        261,455                170,362

Due to shareholders, net of current portion                                                  927,005              1,026,755

Deferred income taxes                                                                        439,000                344,900
                                                                                  -------------------    -------------------
          Total liabilities
                                                                                           9,821,618              9,594,342
                                                                                  -------------------    -------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:

       Preferred Stock - $0.0001 par value, 5,000,000 shares authorized,
         none issued                                                                               -                      -

       Common Stock - $0.0001 par value, 75,000,000 shares authorized, 3,821,385 and 1,737,498 shares issued and outstanding at April 30, 2005 and 2004,
        respectively                                                                             382                    174

       Additional paid-in capital                                                         21,107,240             11,993,387

       Unearned consulting services                                                                -                (38,559)

       Accumulated deficit                                                                  (752,529)              (667,247)
                                                                                  -------------------    -------------------


          Total shareholders' equity                                                      20,355,093             11,287,755
                                                                                  -------------------    -------------------

          Total liabilities and shareholders' equity                              $       30,176,711     $       20,882,097
                                                                                  ===================    ===================

     Note  1.  Reflects  the   retroactive   effect  of  the  January  10,  2005
     one-for-twelve reverse stock split.
     Note 2. Certain reclassifications have been made to prior period financial statements to conform to current presentation.